NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Paul Frenkiel, CFO
(215) 735-4422 ext. 5255

REPUBLIC FIRST BANCORP, INC.
REPORTS THIRD QUARTER EARNINGS

Philadelphia, PA, October 20, 2005 - Republic First Bancorp, Inc. (NASDAQ:FRBK), the holding company for Republic First Bank (PA), today reported third quarter 2005 earnings from continuing operations of $2,143,000 or $0.24 per diluted share. That compares with $2,555,000 or $0.30* for the same period last year which included $1.3 million of one-time income. Earnings from continuing operations for the nine month period ended September 30, 2005 were $6,299,000 or $0.72 per diluted share, compared to $3,984,000 or $.47 per diluted share for the comparable prior year period. The improvement in 2005 earnings reflects significant growth in commercial loans and core deposits and the payoff of the high priced Federal Home Loan Bank borrowings. Average loans grew in excess of 20% for the third quarter 2005 compared to the comparable prior year period. Total assets at September 30, 2005 were $820,517,000 compared to $662,710,000 as of September 30, 2004.

Total shareholders’ equity stood at $60,834,000 with a book value per share of $7.17 at September 30, 2005. The Company remains well capitalized.

Chairman Madonna stated: “Management and the Board are very pleased with the improvement in earnings and we believe the Bank is well situated to continue to increase profitability.”

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its eleven offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, Media, and Philadelphia, Pennsylvania.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

* Per share value amounts were restated to reflect the 12% stock dividend paid June 7, 2005.

Republic First Bancorp, Inc.
Condensed Income Statement
(Dollar amounts in thousands except per share data)
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
	2005	2004		2005	2004

Net Interest Income	$7,256	$4,516		$21,385	$12,866
Provision for Loan Losses	314	(1,363)	(1)	1,136	(863)	(1)
Other Income	903	1,984	(1)	2,805	3,418	(1)
Other Expenses	4,602	4,047		13,613	11,243
Income Taxes	1,100	1,261		3,142	1,920
Net Income From Continuing Operations	2,143	2,555		6,299	3,984
Net Income From Discontinued Operations, Net of Tax	-	503		-	2,266
Net Income	$2,143	$3,058		$6,299	$6,250

Diluted EPS From Continuing Operations	$0.24	$0.30	(3)(1)	$0.72	$0.47	(3)(1)
Diluted EPS From Discontinued Operations, Net of Tax	-	0.06		-	0.27
Diluted EPS	$0.24	$0.36	(3)(1)	$0.72	$0.74	(3)(1)

Republic First Bancorp, Inc.
Condensed Balance Sheet
(Dollar amounts in thousands)
(unaudited)

Assets	September 30,	September 30,
	2005	2004 (2)

Federal Funds Sold and Other Interest Bearing Cash	$66,413	$50,508
Investment Securities	66,097	52,752
Commercial and Other Loans	645,613	517,532
Allowance for Loan Losses	(7,401)	(7,048)
Other Assets	49,795	48,966

Total Assets	$820,517	$662,710

Liabilities and Shareholders' Equity:
Transaction Accounts	$357,081	$313,750
Time Deposit Accounts	228,162	181,765
FHLB Advances and Trust Preferred Securities	166,999	106,186
Other Liabilities	7,441	8,688
Shareholders' Equity	60,834	52,321
Total Liabilities and Shareholders' Equity	$820,517	$662,710

(1)	Prior year reflects impact of a $1.3 million one time award arising from a legal settlement in connection with a loan recovery.

(2)	Prior year has been adjusted to exclude the First Bank of Delaware balance sheet, reflecting the spin off of that bank effective January 1, 2005.

(3)	Prior year earnings per share has been restated for the 12% stock dividend paid June 7, 2005.

Republic First Bancorp, Inc.
September 30, 2005
(unaudited)

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
Financial Data:	2005	2004 (1)		2005	2004 (1)

Return on average assets on continuing operations	1.19%	1.57	% (2)	1.18%	0.82%	(2)

Return on average equity on continuing operations	14.24%	19.88	% (2)	14.71%	10.59%	(2)

Share information:

Book value per share	$7.17	$6.45		$7.17	$6.45

Shares o/s at period end, net of Treasury shares	8,479,000	8,112,150		8,479,000	8,112,150

Average diluted shares o/s	8,770,000	8,519,000		8,706,000	8,455,000

(1) Prior year amounts have been adjusted for the spin off of First Bank of Delaware effective Janaury 1, 2005.

(2) Prior year reflects impact of a $1.3 million one time award arising from a legal settlement in connection with a loan recovery.

Republic First Bancorp, Inc.
Press release 09/30/2005
(Dollars in thousands)
(unaudited)

Credit Quality Ratios:
	September 30	September 30
	2005	2004 (1)

Non-accrual and loans accruing,
but past due 90 days or more	$2,872	$7,167

Restructured loans	-	-

Total non-performing loans	2,872	7,167

OREO	137	207

Total non-performing assets	$3,009	$7,374

Non-performing loans as
a percentage of total loans	0.44%	1.38%

Nonperforming assets as
a percentage of total assets	0.37%	1.11%

Allowance for loan losses
to total loans	1.15%	1.36%

Allowance for loan losses
to total non-performing loans	257.69%	98.34%

(1) Prior year has been adjusted to exclude the First Bank of Delaware loans, reflecting the spin off of that bank effective January 1, 2005.

Republic First Bancorp, Inc.
Press release 09/30/2005
(Dollars in thousands )
(unaudited)
		Quarter-to-Date
		Average Balance Sheet

	Three months ended			Three months ended
	September 30, 2005			September 30, 2004 (1)

			Average			Average
Interest-Earning Assets:	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Commercial and other loans	$604,531	$10,576	6.94%	$501,189	$7,621	6.03%

Investment securities	48,752	464	3.81	57,479	482	3.35

Federal funds sold	20,952	192	3.64	37,604	139	1.47

Total interest-earning assets	674,235	11,232	6.61	596,272	8,242	5.48

Other assets	39,460			50,569

Total assets	$713,695	$11,232		$646,841	$8,242

Interest-bearing liabilities:

Interest-bearing deposits	$485,512	$3,219	2.63%	$380,038	$1,824	1.90%

Borrowed funds	74,441	757	4.03	120,648	1,902	6.25

Interest-bearing liabilities	559,953	3,976	2.82	500,686	3,726	2.95

Non-interest and
interest-bearing funding	645,967	3,976	2.44	588,997	3,726	2.51

Other liabilities:	8,022			6,854

Total liabilities	653,989			595,851

Shareholders' equity	59,706			50,990

Total liabilities &
shareholders' equity	$713,695			$646,841

Net interest income		$7,256			$4,516

Net interest margin			4.32%			3.04%

(1) Prior year has been adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005.

Republic First Bancorp, Inc.
Press release 09/30/2005
(Dollars in thousands )
(unaudited)
		Year-to-Date
		Average Balance Sheet

	Nine months ended			Nine months ended
	September 30, 2005			September 30, 2004 (1)

			Average			Average
Interest-Earning Assets:	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Commercial and other loans	$583,033	$30,347	6.96%	$484,338	$22,332	6.16%

Investment securities	47,526	1,350	3.79	63,254	1,558	3.28

Federal funds sold	41,885	863	2.75	57,524	501	1.16

Total interest-earning assets	672,444	32,560	6.47	605,116	24,391	5.39

Other assets	41,205			41,427

Total assets	$713,649	$32,560		$646,543	$24,391

Interest-bearing liabilities:

Interest-bearing deposits	$492,758	$9,236	2.51%	$367,299	$5,486	2.00%

Borrowed funds	67,167	1,939	3.86	136,545	6,039	5.91

Interest-bearing liabilities	559,925	11,175	2.67	503,844	11,525	3.06

Non-interest and
interest-bearing funding	648,151	11,175	2.31	587,505	11,525	2.62

Other liabilities:	8,229			8,729

Total liabilities	656,380			596,234

Shareholders' equity	57,269			50,309

Total liabilities &
shareholders' equity	$713,649			$646,543

Net interest income		$21,385			$12,866

Net interest margin			4.25%			2.84%

(1) Prior year has been adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005.